EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Laura J. Wakeley
	Office:	717-291-2616
Fulton Financial reports 2007 earnings
     (January 22) – Lancaster, PA – Fulton Financial Corporation (Nasdaq: FULT) earned $38.2 million for the fourth quarter of 2007, an 18.1 percent decrease from the same period in 2006. Diluted net income per share for the fourth quarter of 2007 decreased to 22 cents per share, an 18.5 percent decrease from the 27 cents reported during the same period in 2006. Diluted net income per share for the quarter increased 15.8 percent from the 19 cents reported in the third quarter of 2007.
     Net income was $152.7 million for the year ended December 31, 2007, a 17.7 percent decrease from 2006. Diluted net income per share for the year decreased to 88 cents, a 17.0 percent decrease from the $1.06 reported in 2006. Total assets at December 31, 2007 grew 6.7 percent to approximately $15.9 billion.
     As previously disclosed, during the first nine months of 2007, the Corporation recorded $24.9 million of charges related to actual and potential repurchases of residential mortgage and home equity loans originated and sold to secondary market investors by Resource Bank (Resource Mortgage). These repurchases resulted from early payment defaults by borrowers or misrepresentations of borrower information. Special counsel was engaged to review whether there were additional potentially material occurrences of misrepresentations of borrower information that should be considered in determining the proper levels of contingent losses and reserves. Based on the results of this special review, which was completed during the fourth quarter of 2007, no additional charges were recorded. Management believes the reserves recorded for actual and potential repurchases as of December 31, 2007 are adequate.
     “2007 was a challenging year for the corporation and for our industry. While our earnings performance was impacted by the issues associated with Resource Mortgage, we have worked diligently to position the company for improved performance,” said R. Scott Smith Jr., chairman, chief executive officer and president. “Commercial loan growth was strong. While loan quality remains good, the provision for loan losses and the level of non-performing loans are coming off their historical lows as we had anticipated for some time. These trends required a more normal provision for loan losses. Excluding nonrecurring items, other expenses were well-controlled with

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some key areas showing reductions. Our investment portfolio holds no collateralized debt obligations and only agency-guaranteed mortgage-backed securities. Because our liquidity and capital levels remain strong, we have no short term plans to raise additional capital.”
     For the year, loans, net of unearned income, increased $830.1 million, or 8.0 percent, to $11.2 billion at December 31, 2007, compared to $10.4 billion at December 31, 2006. The increase was due primarily to commercial loans, which grew $461.9 million, or 15.6 percent, and commercial mortgages, which increased $288.5 million, or 9.0 percent. In comparison to September 30, 2007, loans, net of unearned income, increased $216.1 million, or 2.0 percent, due mainly to an increase in commercial loans of $98.1 million, or 2.9 percent, and growth in commercial mortgages of $94.6 million, or 2.8 percent.
     Non-performing assets were $120.9 million, or 0.76 percent, of total assets at December 31, 2007, compared to $57.8 million, or 0.39 percent, at December 31, 2006 and $107.0 million, or 0.69 percent, at September 30, 2007. The $63.0 million, or 108.9 percent, increase in non-performing assets since December 31, 2006 was due in part to the aforementioned repurchase of residential mortgage loans from secondary market purchasers during 2007.
     Annualized net charge-offs for the quarter ended December 31, 2007 were 0.15 percent of average total loans, compared to 0.06 percent for the quarter ended December 31, 2006 and 0.08 percent for the quarter ended September 30, 2007. For the year ended December 31, 2007, net charge-offs were 0.09 percent of average total loans, compared to 0.02 percent for the same period in 2006. The provision for loan losses increased $5.7 million, or 536.7 percent for the fourth quarter of 2007, as compared to the same period in 2006. In comparison to the third quarter of 2007, the provision for loan losses increased $2.2 million, or 47.6 percent.
     Total deposits decreased $127.0 million, or 1.2 percent, to $10.1 billion at December 31, 2007, compared to $10.2 billion at December 31, 2006. Demand and savings deposits decreased $233.5 million, or 4.0 percent, offset by a $106.5 million, or 2.4 percent, increase in time deposits. In comparison to September 30, 2007, total deposits decreased $185.7 million, or 1.8 percent, due to decreases in both time deposits and demand and savings accounts.
     Net interest income for the fourth quarter increased $1.9 million, or 1.6 percent, compared to the fourth quarter of 2006 and increased $1.2 million, or 1.0 percent, from the third quarter of 2007. The Corporation’s net interest margin was 3.56 percent for the fourth quarter of 2007, 3.68 percent for the fourth quarter of 2006 and 3.62 percent for the third quarter of 2007.
     Other income, excluding investment securities losses and gains, decreased $2.7 million, or 7.0 percent, in the fourth quarter of 2007 compared to the same period in 2006. The decrease was due to a decline in gains on the sales of mortgage loans and a decrease in other income due to gains on sales of branch and office facilities during the fourth quarter of 2006. These decreases

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were partially offset by increases in service charges on deposit accounts and other service charges and fees. Compared to the third quarter of 2007, other income decreased $1.1 million, or 3.1 percent, due to $2.1 million of gains from the sale of certain mortgage-related assets and the settlement of related lawsuits during the third quarter of 2007, offset by an increase in service charges on deposit accounts, mainly overdraft fees, which increased $1.8 million, or 34.3 percent.
     Other expenses increased $3.7 million, or 3.9 percent, compared to the fourth quarter of 2006, to $98.4 million. The increase was due primarily to $1.1 million of charges related to the write-off of tradename intangible assets as a result of actual and pending mergers of certain affiliate banks and $900,000 of professional fees incurred for the Resource Mortgage review. The increase was also due to $1.5 million of charges for the Corporation’s affiliate bank’s share, as members of Visa USA, of settled and pending litigation incurred by Visa, Inc. (Visa) in various lawsuits. These increases were offset by a $2.4 million, or 4.3 percent, decrease in salaries and employee benefits, due in part to corporate-wide workforce management and centralization initiatives which began during 2007 and decreases in incentive compensation and bonuses.
     Compared to the third quarter of 2007, other expenses decreased $9.5 million, or 8.8 percent, due primarily to $16.0 million in charges recorded during the third quarter of 2007 related to the aforementioned mortgage banking operations at Resource Mortgage, offset by the professional fees, tradename write-offs and Visa charges, as detailed above.
     Fulton Financial Corporation is a Lancaster, Pennsylvania-based financial holding company which has 3,900 employees and which operates more than 260 banking offices in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through the following affiliates: Fulton Bank, Lancaster, PA; Swineford National Bank, Middleburg, PA; Lafayette Ambassador Bank, Easton, PA; FNB Bank, N.A., Danville, PA; Hagerstown Trust, Hagerstown, MD; Delaware National Bank, Georgetown, DE; The Bank, Woodbury, NJ; The Peoples Bank of Elkton, Elkton, MD; Skylands Community Bank, Hackettstown, NJ; Resource Bank, Virginia Beach, VA and The Columbia Bank, Columbia, MD.
     The Corporation’s financial services affiliates include Fulton Financial Advisors, N.A., Lancaster, PA; Fulton Insurance Services Group, Inc., Lancaster, PA; and Dearden, Maguire, Weaver and Barrett, LLC, West Conshohocken, PA.
     Residential mortgage lending is offered by all banks through Fulton Mortgage Company or Resource Mortgage.
     Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.
Safe Harbor Statement:

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     This news release may contain forward-looking statements with respect to our financial condition, results of operations and business. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, the Corporation is making forward-looking statements.
     Such forward-looking statements reflect the Corporation’s current views and expectations based largely on information currently available to its management, and on its current expectations, assumptions, plan, estimates, judgments, and projections about its business and its industry, and they involve inherent risks, contingencies, uncertainties and other factors. Although the Corporation believes that these forward-looking statements are based on reasonable estimates and assumptions, the Corporation is unable to provide any assurance that its expectations will, in fact, occur or that its estimates or assumptions will be correct and actual results could differ materially from those expressed or implied by such forward-looking statements and such statements are not guarantees of future performance. The Corporation undertakes no obligation to update or revise any forward-looking statements. Accordingly, investors and others are cautioned not to place undue reliance on such forward-looking statements.
     Many factors could affect future financial results including, without limitation, acquisition and growth strategies, market risk, the effect of competition and interest rates on net interest margin and net interest income, investment strategy and income growth, investment securities gains, other-than-temporary impairment of investment securities, deposit and loan growth, asset quality, balances of risk-sensitive assets to risk-sensitive liabilities, employee benefits and other expenses, amortization of intangible assets, goodwill impairment, capital and liquidity strategies and other financial and business matters for future periods.
     For a more complete discussion of certain risks and uncertainties affecting the Corporation, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements” set forth in the Corporation’s filings with the Securities and Exchange Commission.
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2007